UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

Continental Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36293	61-1718923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12950 Worldgate Drive, Suite 700 Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 480-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2015, Continental Building Products, Inc. (the “Company”) issued a press release announcing that the Board of Directors has appointed James Bachmann, previously Interim Chief Executive Officer, to serve as President and Chief Executive Officer, effective immediately. Mr. Bachmann will also continue serving as Chief Financial Officer pending the appointment of a permanent Chief Financial Officer.

Mr. Bachmann, age 46, became the Company’s Chief Financial Officer in January 2014 and interim Chief Executive Officer in November 2014. Mr. Bachmann previously served as Chief Financial Officer at Lafarge USA and Co-Chief Financial Officer of Lafarge North America Inc. (“Lafarge”) from November 2012 through December 31, 2013. He served as Senior Vice President Finance—Investor Relations of Lafarge S.A. from January 2008 through October 2012, Senior Vice President and Controller of Lafarge from November 2005 to June 2006, Vice President Finance—Aggregates, Concrete, and Asphalt Division of Lafarge from February 2004 to November 2005, Vice President Controller of the Gypsum Division of Lafarge from May 2002 to February 2004, and worked at Arthur Andersen from September 1990 to April 2002. Mr. Bachmann received a BSBA from Georgetown University.

The Company also announced that the Board appointed Dennis Romps, who has served as Senior Vice President and Corporate Controller for the Company, as Chief Accounting Officer, effective immediately.

Mr. Romps, age 47, became the Company’s Senior Vice President and Corporate Controller in January 2014. He previously served as the Company’s Chief Financial Officer from August 2013 to December 2013, as Co-Chief Financial Officer of Lafarge from December 2006 through August 2013, as Vice President of Finance and IT of the Gypsum Division of Lafarge from January 2012 through August 2013, as Vice President of Finance and Supply Chain of the Gypsum Division of Lafarge from January 2011 through December 2011 and as Vice President of Finance of the Gypsum Division of Lafarge from 2005 through December 2010. Mr. Romps received a B.A. from Michigan State University and an M.B.A. from Kellogg – Northwestern University. He is a Certified Public Accountant.

The Company will amend this current report on Form 8-K to disclose the entry into any new material compensatory plan, contract or arrangement or any material amendment to an existing compensatory plan, contract or arrangement with, or the grant of any award under any compensatory plan, contract or arrangement to, Mr. Bachmann or Mr. Romps in connection with the foregoing appointments.

Neither Mr. Bachmann nor Mr. Romps has any family relationship with any of the Company’s executive officers or directors, nor has either engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Continental Building Products, Inc. press release, dated January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Building Products, Inc.

January 8, 2015	By:	/s/ Timothy Power
	Name:	Timothy Power
	Title:	Senior Vice President and General Counsel